Exhibit 99.2

NEW ROCHELLE TELEPHONE CORP. AND

TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC

Communications, Corp.)

CONSOLIDATED BALANCE SHEETS

NOVEMBER 30, 2006 AND 2005

___________________________

TABLE OF CONTENTS

Page
Independent Auditors= Report	1
Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Shareholders= Equity (Deficit)	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-12

___________________________________

BLANCHFIELD, KOBER & COMPANY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

New Rochelle Telephone Corp. and Telecarrier Services, Inc.

White Plains, New York

We have audited the Consolidated balance sheets of New Rochelle Telephone Corp. and Telecarrier Services, Inc. as of November 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity deficiency, and cash flows for the years ended November 30, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated financial statements referred to above present fairly, in all material respects, the Consolidated financial position of New Rochelle Telephone Corp. and Telecarrier Services, Inc. as of November 30, 2006 and 2005, and the Consolidated results of their operations and cash flows for the years ended November 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and is in default of its financing agreements with its principal lender which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Blanchfield, Kober & Co., P.C.

Hauppauge, New York

August 28, 2007

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES, INC.
(Wholly owned subsidiaries of eLEC Communications, Corp.)
CONSOLIDATED BALANCE SHEETS
November 30,
	2006	2005
ASSETS

Current Assets
Cash and cash equivalents	$181,127	$173,370
Accounts receivable, net of allowance of
$258,337 in 2006 and $213,202 in 2005	579,999	984,503
Due from affiliate	0	1,727,609
Prepaid expenses and other current assets	16,911	12,875
Deferred tax asset	0	248,906
Total Current Assets	778,037	3,147,263

Property and Equipment, net	46,067	23,433

Other Assets	18,000	49,209
TOTAL ASSETS	$ 842,104	$ 3,219,905

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable and accrued expenses	$1,539,181	$1,679,403
Due to affiliates	51,838	2,595,319
Taxes collected from customers	555,172	621,935
Deferred revenue	166,100	278,200
Total Current Liabilities	2,312,291	5,174,857

Stockholders' Equity (Deficiency)
Common stock	4,000	4,000
Additional paid-in capital	2,285,008	2,285,008
Deficit	(3,759,195)	(4,243,960)
Total Stockholders' (Deficiency)	(1,470,187)	(1,954,952)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY	$842,104	$3,219,905

See auditors' report and accompanying notes to consolidated financial statements.
Page 2

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES, INC.
(Wholly owned subsidiaries of eLEC Communications, Corp.)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 30,
	2006	2005

REVENUE	$8,178,969	15,939,881

COSTS AND EXPENSES
Costs of services	5,184,534	9,352,784
Selling, general and administrative	1,926,799	3,631,193
Bad debts	155,462	3,612,005
Depreciation	11,384	4,694
TOTAL COSTS AND EXPENSES	7,278,179	16,600,676

INCOME (LOSS) FROM OPERATIONS	900,790	(660,795)

OTHER INCOME (EXPENSE)
Miscellaneous income	37,817	24,256
Interest expense	-	(1,076)
TOTAL OTHER INCOME	37,817	23,180

INCOME (LOSS) BEFORE INCOME TAXES	938,607	(637,615

INCOME TAX EXPENSE (BENEFIT)	300,744	(248,906)
NET INCOME (LOSS)	$637,863	$(388,709)

See auditors' report and accompanying notes to consolidated financial statements.
Page 3

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES, INC.
(Wholly owned subsidiaries of eLEC Communications, Corp.)
CONSOLIDATED STATEMETNS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED NOVEMBER 30

	Common Stock	Additional	Retained	Total Equity
	Shares Amount	Paid-In Capital	Earnings (Deficit)	(Deficit)

Balance, November 30, 2004	$ 4,000	$ 2,285,008	$ (3,855,251	$ (1,566,243)

Net income (loss)			(388,709	(388,709)

Balance, November 30, 2005	$ 4,000	$ 2,285,008	$ (4,243,960)	$ (1,954,952)

Net income (loss)			637,863	637,863

Dividend see note			(153,098	(153,098

Balance, November 30, 2006	$ 4,000	$ 2,285,008	$ (3,759,195)	$ (1,470,187)

See auditors' report and notes to consolidated financial statements
Page 4

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES, INC.
(Wholly owned subsidiaries of eLEC Communications, Corp.)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED NOVEMBER 30,

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$637,863	$(388,709)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities
Depreciation	11,384	4,695
Bad debt expense	(45,135	(289,431)
Deferred tax expense (benefit)	248,906	(248,906)
(Increase) decrease in:
Accounts receivable	449,639	551,991
Prepaid and other current assets	(4,036)	3,259
Other assets	31,209	(1,209)
Increase (decrease):
Accounts payable and accrued expenses	(140,224)	25,481
Taxes payable	(66,762)	(41,546)
Deferred revenue	(112,100)	(63,501)
Net Cash Provided by (Used In) Operating Activities	1,010,744	(447,876

INVESTING ACTIVITIES:
Purchase of property and equipment	(34,017)	(17,618)
Net Cash (Used In) Investing Activities	(34,017)	(17,618)

FINANCING ACTIVITIES:
Due from affiliates	1,554,749	(1,316,325)
Due to affiliates	(2,523,719)	1,659,889
Net Cash (Used In) Financing Activities	(968,970)	343,564

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,757	(121,930)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	173,370	295,300

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 181,127	$ 173,370

CASH PAID DURING THE YEAR FOR
Interest	$ 13,000	$ 1,076

See auditors' report and notes to consolidated financial statements.
Page 5

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

A. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Concentrations

New Rochelle Telephone Corp. and Telecarrier Services Inc. (collectively the "Company") are wholly owned subsidiaries of eLEC Communications Corp.( the "Parent Company"). The Company is a full-service telecommunications company that focus on developing integrated telephone service in the competitive local exchange carrier ("CLEC") industry services. The Company offers small and medium-sized businesses and residential customers an integrated set of telecommunications products and services, including local exchange, local access, and domestic and international long distance telephone.

The principal focus of the Company, as a communications provider, is to resell and provide low-cost alternative telecommunication services and other bundled services, focusing on small business users and residential customers.

Principles of Consolidation

The Consolidated financial statements include the accounts of the Company after elimination of significant intercompany balances and transactions.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are recorded at cost. Depreciation is computed primarily by use of accelerated and straight-line methods over the estimated useful lives of the assets. The estimated useful lives are three to five years for computer equipment and software, five to ten years for machinery and equipment, and five years for furniture and fixtures.

Income Taxes

The Company accounts for income taxes according to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates that will be in effect when these differences reverse, and the effect of net operating loss carryforwards. Deferred tax expense is the result of changes in deferred tax assets and liabilities. A valuation allowance has been established to eliminate the portion of the deferred tax assets that the Company believes will not be realized.

Revenue Recognition

Revenues from voice, data and other telecommunications-related services are recognized in the period in which subscribers use the related services. Revenues for carrier interconnection and access are recognized in the period in which the service is provided. Deferred revenue represents the unearned portion of telephone service plans that are billed a month in advance.

Collectibility of Accounts Receivable

Trade receivables potentially subject the Company to credit risk. The Company extends credit to its customers and generally does not require collateral. During fiscal years ended November 30, 2006 and 2005, the Company accepted most new customers and extended initial credit based upon credit scored lists and payment history of telephone bills,

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

A. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING

POLICIES (continued)

when available. Once a customer is billed for services, the Company actively manages the accounts receivable to minimize credit risk. Approximately $ 39,539 and $ 92,555 as of November 30, 2006 and 2005 represented net amounts due (after allowance for doubtful collection) from entities in the telecommunications industry related to carrier interconnection and access.

In order to record the Company's accounts receivable at their net realizable value, the Company must assess their collectibility. A considerable amount of judgment is required in order to make this assessment, including an analysis of historical bad debts and other adjustments, a review of the aging of the Company's receivables, and the current creditworthiness of the Company's customers. Generally, when a customer account reaches a certain level of delinquency, the Company disconnects the customer's service and provides an allowance for the related amount receivable from the customer. The Company writes off the accounts receivable balance from a customer and the related allowance established when it believes it has exhausted all reasonable collection efforts. As of November 30, 2006 and 2005, the Company had no individual customer that constituted more than 10% of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future forecasted net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates relate to the allowance for doubtful accounts receivable, accrued amounts for sales and gross receipts taxes, income tax valuation allowance, and conclusions regarding the impairment of long-lived assets. On a continual basis, management reviews its estimates, utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed as incurred. Such costs were not significant in any of the years presented herein.

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

A. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING

POLICIES (continued)

Fair Value of Financial Instruments

Financial instruments consists of cash and cash equivalents and accounts receivable. The carrying amount of these instruments approximates their fair value.

Taxes collected from customers and remitted to government authorities

The Company presents revenue net of taxes collected from customers and remitted to government authorities

B. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. However, the Parent Company's annual report has been qualified for a going concern due to recurring losses and is in default of its financing agreements with its principal lender. As of November 30, 2006, substantially all of the Company assets had been pledged as security under the Parent Company's debt agreements. In June 2007, the Company was sold to Cyber Digital Inc.

The Company anticipate generating positive cash flow in the near future, however, the Company will need to expend additional funds on marketing to maintain its customer base and attract new customers. Competition for customers is fierce and certain of the Company's competitors are better capitalized.

The Company may not be able to maintain current levels of cash flow, may not be able to raise additional debt or equity financing or achieve certain other business plan objectives. These could have a material adverse effect on the Company's ability to continue as a going concern.

Management's plans include (1) increasing marketing efforts to maintain and attract new customers, (2) seeking additional financing to acquire additional customers or business to increase cash flow and, (3) cut certain operating cost to achieve more profitable operations.

There can be no assurance that the Company will be able to achieve its business plan objectives or that it will achieve or maintain cash flow positive operating results. If the Company are unable to maintain adequate cash flow or obtain additional financing, they will be unable to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

C. PROPERTY, PLANT AND EQUIPMENT

	2006__	2005__
Machinery and equipment	$ 27,411	$ 2,073
Computers and software	35,726	27,046
	63,137	29,119
Less : accumulated depreciation	17,070	5,686
	$ 46,067	$ 23,433

Depreciation expense for the years ended November 30, 2006 and 2005 was $11,384 and $4,695.

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

D. INCOME TAXES

The company and its parent file a consolidated federal income tax return. Income tax expense has been allocated on the basis of the Company's estimated taxable income as if it were a separate taxpayer.

The components of income tax expense (benefit) for the years ended November 30, were as follows:
	2006	2005
Current:
Federal	$ 42,191	$ 0
State	9,647	0

Deferred
Federal	202,236	(202,236
State	46,670	(46,670)
Income tax expense (benefit)	$ 300,744	$ (248,906)

Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal statutory rate of 34% to pre-tax income as a result of the following:
	2006	2005
Expected Federal Income	$ 319,127	$ 0
Change in deferred tax asset	248,906	(248,906)
Benefit of net operating loss carryforward	(264,462)	0
State taxes net of Federal benefit	6,367	0
Effect of tax brackets	(9,194)	0
Income tax expense (benefit)	$ 300,744	$ (248,906)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of November 30, 2006 and 2005 were as follows:

Deferred Tax Assets:	2006	2005
Net operating loss carryforwards	$ 596,792	$ 845,697
Allowance for doubtful accounts receivable	68,225	82,668
	665,017	928,365
Less: Valuation allowance	665,017	__ 679,459
Net deferred tax asset	$ 0	$ 248,906

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

D. INCOME TAXES

Federal Income tax purposes of approximately $1,865,000 expiring in the year 2023 through 2025.

At November 30, 2006, the Company's net operating loss carryforwards are scheduled to expire as follows:

2023	$ 766,000
2025	1,099,000
$ 1,865,000

The Company has provided a full valuation allowance against its deferred tax assets as of November 30, 2006. Based on the level of historical taxable income and projections for future taxable income are uncertain, the Company determined that it was more likely than not that these assets may not be realized.

E. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, is not likely to have a material effect on the financial condition, results of operations or liquidity of the Company.

However, as the outcome of litigation or legal claims is difficult to predict, significant changes in the estimated exposures could occur.

At November 30, 2006, the Company is disputing payment on invoices from Verizon amounting to approximately $400,000 because it believes Verizon overcharged the Company for certain calls made by the Company's customers. Although the Company is not currently required to pay the disputed amount, Verizon has initially rejected the claim. The Company has escalated the claim and has hired a firm that specializes in telecom disputes to analyze past call records, resubmit and pursue the claim. The Company cannot be certain how much, if any, of the claim will be honored. Consequently, the full amount of the disputed charges has been recorded as a liability.

Purchase Commitments

New Rochelle Telephone Company ("NRTC"), completed its negotiations with Verizon Services Corp. ("Verizon") and signed a Wholesale Advantage Services Agreement (the "Agreement") effective January 1, 2005. The Agreement is a long-term commercial alternative to the unbundled network elements platform ("UNE-P") and allows NRTC to purchase from Verizon wholesale dial tone services on terms that preserve, in all material respects, the features, functionality and ordering processes previously available to NRTC under Verizon's UNE-P service offering. The rates and charges for such services are fixed at agreed upon price levels that should allow NRTC to continue to offer its existing telephone services at competitive prices. Pursuant to the Agreement, NRTC and eLEC Communications Corp. are required to keep confidential all additional terms and provisions of the Agreement. The Company has minimum line commitments in connection with the Agreement.

Operating Leases

The Company leases facilities under noncancelable operating lease agreements which expire through

2008.

NEW ROCHELLE TELEPHONE CORP. AND TELECARRIER SERVICES INC.

(Wholly owned subsidiaries of eLEC communications Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2006 and 2005

E. COMMITMENTS AND CONTINGENCIES (continued)

Rent expense was approximately $82,000 in each of the fiscal years 2006 and 2005. In addition to the annual rent, the Company pays real estate taxes, insurance and other occupancy costs on its leased facilities.

The minimum annual commitments under all operating leases that have remaining noncancelable terms in excess of one year are approximately as follows:

Year ended November 30,
2007	$ 67,000
2008	69,000
$ 136,000

F. RELATED PARTY TRANSACTIONS

At November 30, the Company had the following amounts receivable/ (payable) from its Parent Company or other wholly owned subsidiaries;
	2006	2005
Telco	$ 0	$ 109,846
Vox	0	969,990
eLEC Communications Corp	51,838	(1,985,503)
Line One	0	7,957
	$ 51,838	$ (897,710)

During the fiscal year ended November 30, 2006, the Company consolidated its various loans receivable from affiliates against its loan payable to the Parent Company and charged the net balance to retained earnings as a dividend. These advances are non interest bearing and due within one year.

G. SUBSEQUENT EVENTS

In June 2007 the Company was acquired by Cyber Digital Inc. for approximately $1.3 million.